Exhibit 23.2

WEIR

February 14, 2023

Project No. 6355.3

Via Email: SStewart@archrsc.com

Mr. Wm. Scott Stewart Arch Resources, Inc.

1 CityPlace Drive, Suite 300 St. Louis, Missouri 63141

Reference: Consent of Independent Experts Dear Mr. Stewart:

Weir International, Inc.

Mining, Geology and Energy Consultants

Executive Towers West I 1431 Opus Place, Suite 210 Downers Grove, Illinois 60515

USA

Tel: 630-968-5400

Fax: 630-968-5401

weir@weirintl.com

We hereby consent to the reference to Weir International, Inc. in the Annual Report on Form 10-K of Arch Resources, Inc. for the year ended December 31, 2022.

We further wish to advise that Weir International, Inc. was not employed on a contingent basis and that at the time of preparation of our report, as well as at present, neither Weir International, Inc. nor any of its employees had, or now has, a substantial interest in Arch Resources, Inc. or any of its affiliates or subsidiaries.

Respectfully submitted,

Weir International, Inc.

Fran X. Taglia President

https://weirintl.sharepoint.com/sites/PROJECT/Shared Documents/6355_Arch 2022 SEC Reserve Audit/Report/ss021423consent_letter.docx